Birner Dental Management Services, Inc. Announces Earnings for 2Q 2010

DENVER, Aug. 12 /PRNewswire-FirstCall/ -- Birner Dental Management Services, Inc. (Nasdaq: BDMS), operators of PERFECT TEETH®dental practices, announced results for the quarter and six months ended June 30, 2010. For the quarter ended June 30, 2010, revenue increased $630,000, or 4.2%, to $15.7 million. The Company's earnings before discontinued operations, interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") decreased $273,000, or 14.3%, to $1.6 million. Income from continuing operations for the quarter ended June 30, 2010 decreased $183,000, or 30.5%, to $419,000 compared to $602,000 for the same period of 2009. Earnings per share decreased 58.5%, to $.11 for the quarter ended June 30, 2010 compared to $.27 for the quarter ended June 30, 2009.

For the six months ended June 30, 2010, revenue increased $1.8 million, or 6.0%, to $32.2 million. The Company's Adjusted EBITDA decreased $389,000, or 9.7%, to $3.6 million.  Income from continuing operations for the six months ended June 30, 2010 decreased $306,000, or 22.6%, to $1,047,000 compared to $1,352,000 for the same period of 2009. Earnings per share decreased 37.7%, to $.39 for the six months ended June 30, 2010 compared to $.63 for the six months ended June 30, 2009.

The increase in revenue of $630,000 for the quarter ended June 30, 2010 is primarily attributable to three offices that were acquired during the fourth quarter of 2009 and one de novo office in the Albuquerque, New Mexico market that was opened in February 2010.  These four new offices accounted for an additional $1.2 million in revenue.  Same store revenue (based on 59 offices open each full quarter) decreased $527,000, or 3.5%.  The increase in revenue of $1.8 million for the six months ended June 30, 2010 is primarily attributable to the four new offices, which accounted for $2.2 million in revenue.  Same store revenue (based on 59 offices open each full six months) decreased $409,000, or 1.3%.

For the quarter ended June 30, 2010, income from continuing operations, net of taxes, decreased $183,000, or 30.5%, to $419,000.  This quarter includes $249,000 of incremental expenses (as discussed below) that did not occur in the quarter ended June 30, 2009.  For the six months ended June 30, 2010, income from continuing operations, net of taxes, decreased $306,000, or 22.6%, to $1.0 million.  This six month period includes $312,000 of incremental expenses (as discussed below) that did not occur in the six months ended June 30, 2009.

In May 2010, the Company closed two offices in the Phoenix, Arizona market because of poor operating performance.  As a result, net income for the quarter ended June 30, 2010 includes a loss on discontinued operations of $202,000, net of income tax benefit.  The Company anticipates no future expenses related to the closure of these two offices.  Additionally, net income and Adjusted EBITDA decreased in the quarter ended June 30, 2010 as a result of $123,000 of television advertising costs in the Denver market, $86,000 of training costs related to improving productivity of dentists and hygienists, and $40,000 of marketing expense for a new specialty dental center that the Company plans to open in the third quarter of 2010.

Net income for the six months ended June 30, 2010 includes a loss on discontinued operations of $296,000, net of income tax benefits, related to the closure of the two Phoenix offices.  Additionally, net income and Adjusted EBITDA decreased in the six months ended June 30, 2010 as a result of $186,000 of television advertising costs in the Denver market, $86,000 of training costs related to improving productivity of dentists and hygienists, and $40,000 of marketing expense for the new specialty dental center.

During the first six months of 2010, the Company had capital expenditures of $1.6 million, purchased 28,999 shares of its Common Stock for approximately $488,000 and paid out approximately $689,000 in dividends to its shareholders while increasing total bank debt outstanding by approximately $64,000.  On August 10, 2010 , the Company's Board of Directors approved an additional $1,000,000 of stock repurchases.  Common Stock repurchases may be made from time to time as the Company's management deems appropriate.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.  The Company currently manages 63 dental offices, of which 38 were acquired and 25 were de novo developments.  The Company currently has 120 dentists.  The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2010 on Thursday, August 12, 2010 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-800-388-8975 and refer to Confirmation Code 1032564 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 12, the rebroadcast number is 1-888-203-1112 with the pass code of 1032564. This rebroadcast will be available through August 26, 2010.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA.  The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Please see the last page of this release for more information on the reconciliation of Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's growth prospects and performance in 2010 and other future periods, results at the de novo office opened in February 2010, expenses related to the closure of the Phoenix, Arizona offices and plans for a new specialty dental center. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2009		2010		2009		2010

REVENUE:	$ 15,116,412		$ 15,746,655		$ 30,375,031		$ 32,193,537

DIRECT EXPENSES:
Clinical salaries and benefits	8,643,614		9,054,028		17,438,710		18,475,360
Dental supplies	577,078		662,489		1,110,434		1,244,855
Laboratory fees	678,148		699,383		1,312,164		1,415,933
Occupancy	1,169,208		1,289,934		2,334,927		2,587,601
Advertising and marketing	96,313		289,932		178,121		481,339
Depreciation and amortization	563,080		592,864		1,131,455		1,158,130
General and administrative	1,114,998		1,286,005		2,259,920		2,597,500
	12,842,439		13,874,635		25,765,731		27,960,718

Contribution from dental offices	2,273,973		1,872,020		4,609,300		4,232,819

CORPORATE EXPENSES:
General and administrative	1,187,732	(1)	1,071,158	(1)	2,162,920	(2)	2,255,326	(2)
Depreciation and amortization	22,161		22,323		44,551		43,947

OPERATING INCOME	1,064,080		778,539		2,401,829		1,933,546
Interest expense, net	27,350		44,183		69,958		97,019

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,036,730		734,356		2,331,871		1,836,527
Income tax expense	434,762		315,771		979,386		789,707

INCOME FROM CONTINUING OPERATIONS	601,968		418,585		1,352,485		1,046,820

DISCONTINUED OPERATIONS:
Operating (loss) attributable to assets disposed of	(142,026)		(85,418)		(268,734)		(250,125)
(Loss) recognized on dispositions	-		(268,598)		-		(268,598)
Income tax benefit	59,651		152,227		112,868		223,051

LOSS ON DISCONTINUED OPERATIONS	(82,375)		(201,789)		(155,866)		(295,672)

NET INCOME	$ 519,593		$ 216,796		$ 1,196,619		$ 751,148

Net income per share of Common Stock - Basic
Continuing Operations	$ 0.32		$ 0.23		$ 0.73		$ 0.56
Discontinued Operations	(0.04)		(0.11)		(0.09)		(0.16)
Net income per share of Common Stock - Basic	$ 0.28		$ 0.12		$ 0.64		$ 0.40

Net income per share of Common Stock - Diluted
Continuing Operations	$ 0.32		$ 0.22		$ 0.72		$ 0.55
Discontinued Operations	(0.05)		(0.11)		(0.09)		(0.16)
Net income per share of Common Stock - Diluted	$ 0.27		$ 0.11		$ 0.63		$ 0.39

Cash dividends per share of Common Stock	$ 0.17		$ 0.20		$ 0.34		$ 0.40

Weighted average number of shares of Common Stock and dilutive securities:
Basic	1,855,778		1,858,850		1,858,036		1,863,354

Diluted	1,890,929		1,900,272		1,887,250		1,902,241

(1) Corporate expense - general and administrative includes $170,915 of stock-based compensation expense pursuant to ASC Topic 718 and $81,792 related to a long-term incentive program for the quarter ended June 30, 2009 and $151,432 of stock-based compensation expense pursuant to ASC Topic 718 and $84,348 related to a long-term incentive program for the quarter ended June 30, 2010.

(2) Corporate expense - general and administrative includes $335,092 of stock-based compensation expense pursuant to ASC Topic 718 and $81,792 related to a long-term incentive program for the six months ended June 30, 2009 and $301,761 of stock-based compensation expense pursuant to ASC Topic 718 and $168,696 related to a long-term incentive program for the six months ended June 30, 2010.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
ASSETS	2009	2010
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$ 779,622	$ 923,711
Accounts receivable, net of allowance for doubtful
accounts of $371,762 and $358,600, respectively	3,124,160	3,472,142
Deferred tax asset	195,170	195,170
Prepaid expenses and other assets	433,222	782,612

Total current assets	4,532,174	5,373,635

PROPERTY AND EQUIPMENT, net	3,532,011	4,140,967

OTHER NONCURRENT ASSETS:
Intangible assets, net	12,842,285	12,392,108
Deferred charges and other assets	153,734	153,784
Notes receivable	191,557	185,654

Total assets	$ 21,251,761	$ 22,246,148

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 1,934,468	$ 2,362,964
Accrued expenses	1,716,395	1,798,058
Accrued payroll and related expenses	1,795,968	2,257,660
Income taxes payable	267,160	-
Current maturities of long-term debt	920,000	920,000
Liabilities related to discontinued operations	-	158,447

Total current liabilities	6,633,991	7,497,129

LONG-TERM LIABILITIES:
Deferred tax liability, net	526,036	505,403
Long-term debt, net of current maturities	4,362,024	4,426,097
Other long-term obligations	2,112,395	2,168,406
Liabilities related to discontinued operations	-	14,126

Total liabilities	13,634,446	14,611,161

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,858,135 and 1,854,281 shares issued and outstanding, respectively	164,255	165,897
Retained earnings	7,475,212	7,481,208
Accumulated other comprehensive loss	(22,152)	(12,118)

Total shareholders' equity	7,617,315	7,634,987

Total liabilities and shareholders' equity	$ 21,251,761	$ 22,246,148

** Derived from the Company’s audited consolidated balance sheet at December 31, 2009.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding discontinued operations, depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2009	2010	2009	2010
RECONCILIATION OF EBITDA:
Net income	$519,593	$216,796	$1,196,619	$751,148
Add back:
Discontinued operations-
(before income tax expense)	142,026	354,016	268,734	518,723
Depreciation and amortization - Offices	563,080	592,864	1,131,455	1,158,130
Depreciation and amortization - Corporate	22,161	22,323	44,551	43,947
Stock-based compensation expense	252,707	235,780	416,884	470,457
Interest expense, net	27,350	44,183	69,958	97,019
Income tax expense	375,111	163,544	866,518	566,656

Adjusted EBITDA	$1,902,028	$1,629,506	$3,994,719	$3,606,080

CONTACT:  Dennis Genty, Chief Financial Officer of Birner Dental Management Services, Inc., +1-303-691-0680